Exhibit 99

NEWS
CONTACT: Felicia McLemore
(301) 380-2702
felicia.mclemore@marriott.com

MARRIOTT INTERNATIONAL REPORTS SECOND QUARTER 2015 RESULTS

HIGHLIGHTS

•	Second quarter diluted EPS totaled $0.87, a 36 percent increase over prior year results;

•
During the second quarter, the company recorded a $41 million pretax gain on the redemption of a preferred equity ownership interest and $22 million of pretax losses on the expected disposition of real estate.

•	North American comparable systemwide constant dollar RevPAR rose 5.4 percent in the second quarter;

•	On a constant dollar basis, worldwide comparable systemwide RevPAR rose 5.3 percent in the second quarter;

•
Marriott repurchased 9.1 million shares of the company’s common stock for $714 million during the second quarter. Year-to-date through July 29, the company repurchased 17.3 million shares for $1.35 billion;

•	The company added over 20,000 rooms during the second quarter, including 9,600 rooms associated with the Delta transaction and nearly 3,800 other rooms in markets outside the U.S.;

•
At the end of the second quarter, the company’s worldwide development pipeline increased to more than 250,000 rooms, including approximately 35,000 rooms approved, but not yet subject to signed contracts;

•	The company’s adjusted operating income margin increased to a record 50 percent compared to 47 percent in the year-ago quarter;

•	Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) totaled $457 million in the quarter, a 12 percent increase over second quarter 2014 adjusted EBITDA.

BETHESDA, MD - July 29, 2015 - Marriott International, Inc. (NASDAQ: MAR) today reported second quarter 2015 results.

Second quarter 2015 net income totaled $240 million, a 25 percent increase over 2014 second quarter net income. Diluted earnings per share (EPS) in the second quarter totaled $0.87, a 36 percent increase from diluted EPS in the year-ago quarter. Second quarter 2015 results reflect a $41 million pretax gain ($25 million after-tax and $0.09 per diluted share) on the redemption of a preferred equity ownership interest and $22 million of pretax losses ($13 million after-tax and $0.04 per diluted share) on the expected disposition of real estate. Excluding these items, second quarter 2015 adjusted net income totaled $228 million and adjusted diluted EPS was $0.82. These two items were not included in the company’s April 29, 2015 second quarter forecasted EPS of $0.78 to $0.83.

Second quarter 2014 net income totaled $192 million and diluted EPS totaled $0.64. Second quarter 2014 results reflected $33 million pretax ($21 million after-tax and $0.07 per diluted share) of previously disclosed charges. Excluding those items, second quarter 2014 adjusted net income totaled $213 million and adjusted diluted EPS was $0.71. See page A-11 for the adjusted EPS calculations for the second quarters of 2015 and 2014.

Arne M. Sorenson, president and chief executive officer of Marriott International, said, “We were pleased with our results in the quarter. Our worldwide RevPAR grew over 5 percent and rooms growth increased more than 6 percent. With many hotels reporting peak occupancy rates, room rates continue to move higher.

“We opened over 20,000 rooms in the second quarter including 9,600 rooms in Canada from our acquisition of the Delta Hotels and Resorts brand. We see great growth potential for Delta around the world. In just the last two months, we have received inquiries regarding the possible conversion of more than 50 hotels in the U.S. and Canada to the Delta brand.

“At quarter-end, our worldwide development pipeline exceeded 1,500 hotels with more than 250,000 rooms, a new record. We have already reached our goal to have one million rooms open or under development nearly six months ahead of plan. We continue to expect to increase our open rooms distribution by 8 percent gross, 7 percent net, in 2015.

“As of today, we have returned nearly $1.5 billion to our shareholders through share repurchases and dividends in 2015. We expect to return more than $2.0 billion in 2015. Over the past 24 months, we have returned $3.4 billion to shareholders and have reduced our fully diluted weighted average share count by nearly 12 percent.”

For the 2015 second quarter, RevPAR for worldwide comparable systemwide properties increased 5.3 percent (a 3.1 percent increase using actual dollars).

In North America, comparable systemwide RevPAR increased 5.4 percent (a 5.1 percent increase using actual dollars) in the second quarter of 2015, including a 5.1 percent increase (a 4.8 percent increase in actual dollars) in average daily rate. RevPAR for comparable systemwide North American full-service hotels (including Marriott Hotels, The Ritz-Carlton, Renaissance Hotels, Gaylord Hotels and Autograph Collection Hotels) increased 4.6 percent (a 4.3 percent increase in actual dollars) with a 4.5 percent increase (a 4.1 percent increase in actual dollars) in average daily rate. RevPAR for comparable systemwide North American limited-service hotels (including Courtyard, Residence Inn, SpringHill Suites, TownePlace Suites and Fairfield Inn & Suites) increased 6.1 percent (a 5.8 percent increase in actual dollars) in the second quarter with a 5.7 percent increase (a 5.3 percent increase in actual dollars) in average daily rate.

International comparable systemwide RevPAR rose 4.5 percent (a 5.3 percent decline using actual dollars) in the second quarter. International RevPAR growth was constrained during the quarter by the earlier start of Ramadan.

Marriott added 101 new properties (20,289 rooms) to its worldwide lodging portfolio in the 2015 second quarter, including 37 properties (9,595 rooms) from the Delta transaction. Twelve properties (937 rooms) exited the system during the quarter. At quarter-end, the company’s lodging system encompassed 4,317 properties and timeshare resorts for a total of nearly 743,000 rooms.

The company’s worldwide development pipeline totaled over 1,500 properties with more than 250,000 rooms at quarter-end, including roughly 520 properties with nearly 93,000 rooms under construction and roughly 225 properties with approximately 35,000 rooms approved for development, but not yet subject to signed contracts.

MARRIOTT REVENUES totaled approximately $3.7 billion in the 2015 second quarter compared to revenues of nearly $3.5 billion for the second quarter of 2014. Base management and franchise fees totaled $412 million compared to $370 million in the year-ago quarter, an increase of 11 percent. The increase largely reflects higher RevPAR, new unit growth, the recognition of $5 million of previously deferred base management fees and a $3 million increase in application and relicensing fees, partially offset by $4 million of unfavorable foreign exchange.

Second quarter worldwide incentive management fees totaled $81 million, flat compared to the year-ago quarter primarily due to higher RevPAR and house profit margins, offset by year-over-year declines of $5 million due to renovations at a few North American properties and $4 million of unfavorable foreign exchange. The 2014 second quarter fees include $2 million of favorable timing of fee recognition. In the 2015 second quarter, 59 percent of worldwide company-managed hotels earned incentive management fees compared to 45 percent in the year-ago quarter.

On its April 30 first quarter earnings call, the company indicated that incentive management fees would likely be flat year-over-year in the second quarter.

The company anticipates that worldwide incentive management fees will increase at a low teens rate for both the third quarter and full year 2015.

Worldwide comparable company-operated house profit margins increased 70 basis points in the second quarter with higher room rates, improved productivity, and lower food and utility costs. House profit margins for comparable company-operated properties outside North America increased 60 basis points and North American comparable company-operated house profit margins increased 80 basis points from the year-ago quarter.

Owned, leased, and other revenue, net of direct expenses, totaled $60 million, compared to $70 million in the year-ago quarter. The year-over-year decrease largely reflects $4 million of lower residential branding fees, $3 million of higher pre-opening expenses and $3 million of lower results from one North American full-service hotel under renovation.

DEPRECIATION, AMORTIZATION, and OTHER expenses totaled $32 million in the 2015 second quarter compared to $47 million in the year-ago quarter. The 2014 second quarter includes $15 million of impairment charges.

GENERAL, ADMINISTRATIVE, and OTHER expenses for the 2015 second quarter totaled $152 million compared to $159 million in the year-ago quarter. Expenses for the year-ago quarter include a $7 million foreign exchange loss associated with the Venezuelan Bolivar.

On April 29, the company estimated general, administrative, and other expenses for the second quarter would total $160 million to $165 million, not including Delta transition and transaction costs. Actual expenses in the quarter were lower than expected largely due to favorable timing and general admin savings, as well as lower legal expenses and lower net development costs. Actual Delta transition and transaction costs in the second quarter totaled $3 million.

GAINS AND OTHER INCOME, NET totaled $20 million in the quarter compared to $3 million in the year-ago quarter. Gains in the 2015 second quarter include a $41 million pretax gain on the redemption of a preferred equity ownership interest partially offset by $22 million of pretax losses on the expected disposition of real estate. These two items were not included in the company’s April 29 second quarter forecast.

INTEREST EXPENSE, NET increased $10 million in the second quarter. Interest expense for the second quarter increased $12 million largely due to lower capitalized interest expense and higher interest expense associated with a new debt issuance. Interest income increased $2 million largely due to a year-over-year increase in loans receivable.

EQUITY IN EARNINGS (LOSSES) increased $10 million in the second quarter to $2 million. The $8 million of equity losses in the year-ago quarter reflected an $11 million litigation reserve.

Adjusted Earnings before Interest Expense, Taxes, Depreciation and Amortization (EBITDA)
For the second quarter, adjusted EBITDA totaled $457 million, a 12 percent increase over second quarter 2014 adjusted EBITDA of $408 million. See page A-8 for the adjusted EBITDA calculation.

BALANCE SHEET
At quarter-end, total debt was $3,917 million and cash balances totaled $140 million, compared to $3,781 million in debt and $104 million of cash at year-end 2014.

To date in 2015, the company has recycled more than $750 million of capital, including the sale of two EDITION hotels and the redemption of a preferred equity ownership interest.

COMMON STOCK
Weighted average fully diluted shares outstanding used to calculate diluted EPS totaled 277.3 million in the 2015 second quarter, compared to 298.7 million in the year-ago quarter.

The company repurchased 9.1 million shares of common stock in the second quarter at a cost of $714 million. To date in 2015, the company has repurchased 17.3 million shares for $1.35 billion.

OUTLOOK
For the 2015 third quarter, the company expects comparable systemwide RevPAR on a constant dollar basis will increase 4 to 6 percent in North America, 3 to 5 percent outside North America and 4 to 6 percent worldwide. Third quarter RevPAR growth should moderate from the second quarter as a result of the unfavorable year-over-year holiday shifts.

For the 2015 fourth quarter, the company expects comparable systemwide RevPAR on a constant dollar basis will increase 5 to 7 percent in North America, 4 to 6 percent outside North America and 5 to 7 percent worldwide.

For full year 2015, the company expects comparable systemwide RevPAR on a constant dollar basis will increase 5.5 to 6.5 percent in North America, 4.5 to 5.5 percent outside North America and 5.5 to 6.5 percent worldwide.

The company anticipates gross room additions of approximately 8 percent, or 7 percent, net, worldwide for the full year 2015, including the 9,600 rooms from the recently completed acquisition of the Delta brand.

The company assumes full year fee revenue could total $1,890 million to $1,910 million, growth of 10 to 11 percent over 2014 fee revenue of $1,719 million. Compared to the company’s prior 2015 fee estimate, the current forecast assumes higher unfavorable foreign exchange, as well as more modest incentive management fees in Hong Kong and South Korea. The company anticipates incentive management fees alone will increase at a low teens rate for full year 2015.

The company estimates depreciation, amortization, and other expenses for full year 2015 will total approximately $140 million, reflecting lower depreciation expense related to assets held for sale and a refinement of the Protea and Delta purchase price allocation estimates.

For 2015, the company anticipates general, administrative and other expenses will total $630 million to $640 million, a 3 to 4 percent decline compared to 2014 expenses of $659 million. Compared to the company’s prior estimate of 2015 general and administrative costs, the current estimate assumes lower legal expenses and lower net development costs, partially offset by approximately $10 million of transition and transaction costs associated with the Delta acquisition.

Given these assumptions, 2015 diluted EPS could total $3.10 to $3.18, a 22 to 25 percent increase year-over-year. This full year EPS outlook includes the $0.09 gain on the redemption of a preferred equity ownership interest, $0.04 of losses on the expected disposition of real estate and full year Delta transition and transaction costs of approximately $0.02. These items were not included in the company’s April 29 forecast.

	Third Quarter 2015	Full Year 2015
Total fee revenue	$470 million to $480 million	$1,890 million to $1,910 million
Owned, leased, and other revenue, net of direct expenses	$50 million to $55 million	$250 million to $255 million
Depreciation, amortization, and other expenses	Approx. $35 million	Approx. $140 million
General, administrative, and other expenses	Approx. $165 million	$630 million to $640 million
Operating income	$320 million to $335 million	$1,360 million to $1,395 million
Gains and other income, net	Approx. $0 million	Approx. $20 million
Net interest expense[1]	Approx. $35 million	Approx. $135 million
Equity in earnings (losses)	Approx. $0 million	Approx. $5 million
Earnings per share	$0.72 to $0.76	$3.10 to $3.18
Tax rate		32.1 percent
1 Net of interest income

The company expects investment spending in 2015 will total approximately $600 million to $800 million, including approximately $140 million for maintenance capital and approximately

$135 million for the Delta transaction. Investment spending also includes other capital expenditures (including property acquisitions), new mezzanine financing and mortgage notes, contract acquisition costs, and equity and other investments. Assuming this level of investment spending, at least $2.0 billion could be returned to shareholders through share repurchases and dividends.

Based upon the assumptions above, the company expects full year 2015 adjusted EBITDA will total $1,721 million to $1,756 million, a 13 to 15 percent increase over the 2014 full year adjusted EBITDA of $1,524 million. See page A-9 for the adjusted EBITDA calculation.

Marriott International, Inc. (NASDAQ: MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, July 30, 2015 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until July 30, 2016.

The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 66506287. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, July 30, 2015 until 8 p.m. ET, Thursday, August 6, 2015. To access the replay, call 404-537-3406. The conference ID for the recording is 66506287.
Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including RevPAR, profit margin and earnings trends, estimates and assumptions; the number of lodging properties we expect to add to or remove from our system in the future; our expectations about investment spending; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent quarterly report on Form 10-Q. Risks that could affect forward-looking statements in this press release include changes in market conditions; the continuation and pace of the economic recovery; supply and demand changes for hotel rooms; competitive conditions in the lodging industry; relationships with clients and property owners; and the availability of capital to finance hotel growth and refurbishment. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of July 29, 2015. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Marriott International, Inc. (NASDAQ: MAR) is a global leading lodging company based in Bethesda, Maryland, USA, with more than 4,300 properties in 81 countries and territories.

Marriott International reported revenues of nearly $14 billion in fiscal year 2014. The company operates and franchises hotels and licenses vacation ownership resorts under 19 brands, including: The Ritz-Carlton®, BVLGARI®, EDITION®, JW Marriott®, Autograph Collection® Hotels, Renaissance® Hotels, Marriott Hotels®, Delta Hotels and Resorts®, Marriott Executive Apartments®, Marriott Vacation Club®, Gaylord Hotels®, AC Hotels by Marriott®, Courtyard®, Residence Inn®, SpringHill Suites®, Fairfield Inn & Suites®, TownePlace Suites®, Protea Hotels® and Moxy Hotels®. Marriott has been consistently recognized as a top employer and for its superior business ethics. The company also manages the award-winning guest loyalty program, Marriott Rewards® and The Ritz-Carlton Rewards® program, which together surpass 50 million members. For more information or reservations, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
SECOND QUARTER 2015 AND 2014
(in millions except per share amounts, unaudited)

	Three Months Ended	Three Months Ended	Percent
	June 30, 2015	June 30, 2014	Better/(Worse)
REVENUES
Base management fees	$191	$176	9
Franchise fees	221	194	14
Incentive management fees	81	82	(1)
Owned, leased, and other revenue [1]	243	269	(10)
Cost reimbursements [2]	2,953	2,763	7
Total Revenues	3,689	3,484	6
OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [3]	183	199	8
Reimbursed costs	2,953	2,763	(7)
Depreciation, amortization, and other [4]	32	47	32
General, administrative, and other [5]	152	159	4
Total Expenses	3,320	3,168	(5)
OPERATING INCOME	369	316	17
Gains and other income, net [6]	20	3	567
Interest expense	(42)	(30)	(40)
Interest income	6	4	50
Equity in earnings (losses) [7]	2	(8)	(125)
INCOME BEFORE INCOME TAXES	355	285	25
Provision for income taxes	(115)	(93)	(24)
NET INCOME	$240	$192	25
EARNINGS PER SHARE
Earnings per share - basic	$0.88	$0.66	33
Earnings per share - diluted	$0.87	$0.64	36

Basic Shares	272.4	292.5
Diluted Shares	277.3	298.7

1	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, and other revenue.

2	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.

3	Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.

4
Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

5	General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.

6
Gains and other income, net includes gains and losses on: the sale of real estate, the sale or other-than-temporary impairment of joint ventures and investments, and results from cost method investments.

7	Equity in earnings (losses) include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
SECOND QUARTER YEAR-TO-DATE 2015 AND 2014
(in millions except per share amounts, unaudited)

	Six Months Ended	Six Months Ended	Percent
	June 30, 2015	June 30, 2014	Better/(Worse)
REVENUES
Base management fees	$356	$331	8
Franchise fees	425	357	19
Incentive management fees	170	153	11
Owned, leased, and other revenue [1]	500	503	(1)
Cost reimbursements [2]	5,751	5,433	6
Total Revenues	7,202	6,777	6
OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [3]	377	384	2
Reimbursed costs	5,751	5,433	(6)
Depreciation, amortization, and other [4]	76	83	8
General, administrative, and other [5]	297	307	3
Total Expenses	6,501	6,207	(5)
OPERATING INCOME	701	570	23
Gains and other income, net [6]	20	3	567
Interest expense	(78)	(60)	(30)
Interest income	14	9	56
Equity in earnings (losses) [7]	5	(6)	(183)
INCOME BEFORE INCOME TAXES	662	516	28
Provision for income taxes	(215)	(152)	(41)
NET INCOME	$447	$364	23
EARNINGS PER SHARE
Earnings per share - basic	$1.63	$1.24	31
Earnings per share - diluted	$1.59	$1.21	31

Basic Shares	275.1	294.3
Diluted Shares	280.6	301.2

1	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, and other revenue.

2	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.

3	Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.

4
Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

5	General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.

6
Gains and other income, net includes gains and losses on: the sale of real estate, the sale or other-than-temporary impairment of joint ventures and investments, and results from cost method investments.

7	Equity in earnings (losses) include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS

	Number of Properties			Number of Rooms
Brand	June 30, 2015	June 30, 2014	vs. June 30, 2014	June 30, 2015	June 30, 2014	vs. June 30, 2014

North America Full Service
Marriott Hotels	364	362	2	146,874	145,823	1,051
Renaissance Hotels	81	80	1	28,322	28,422	(100)
Autograph Collection Hotels	49	35	14	11,562	9,075	2,487
Gaylord Hotels	5	5	—	8,098	8,098	—
Delta Hotels and Resorts	37	—	37	9,595	—	9,595
The Ritz-Carlton Hotels	40	39	1	11,691	11,567	124
The Ritz-Carlton Residences	32	32	—	3,812	3,812	—
EDITION Hotels	2	—	2	568	—	568
EDITION Residences	1	—	1	25	—	25
North America Limited Service
Courtyard	895	866	29	126,409	122,907	3,502
Residence Inn	681	655	26	83,227	79,840	3,387
TownePlace Suites	260	231	29	26,111	23,109	3,002
Fairfield Inn & Suites	743	712	31	68,375	65,098	3,277
SpringHill Suites	327	313	14	38,652	36,836	1,816
AC Hotels by Marriott[1]	5	—	5	911	—	911
International
Marriott Hotels	228	206	22	69,892	62,466	7,426
Marriott Executive Apartments	27	28	(1)	4,149	4,423	(274)
Renaissance Hotels	78	79	(1)	24,361	24,742	(381)
Autograph Collection Hotels[1]	37	26	11	9,428	3,283	6,145
Protea Hotels	105	112	(7)	9,864	9,995	(131)
The Ritz-Carlton Hotels	48	46	2	14,057	13,510	547
The Ritz-Carlton Serviced Apartments	4	4	—	579	579	—
The Ritz-Carlton Residences	8	8	—	416	416	—
Bulgari Hotels & Resorts	3	3	—	202	202	—
Bulgari Residences	1	—	1	5	—	5
EDITION Hotels	2	2	—	251	251	—
Courtyard	107	101	6	21,374	20,205	1,169
Residence Inn	7	4	3	717	421	296
Fairfield Inn & Suites	4	3	1	622	482	140
AC Hotels by Marriott[1]	77	73	4	9,448	8,310	1,138
Moxy Hotels	1	—	1	162	—	162

Timeshare[2]	58	62	(4)	12,876	13,054	(178)

Total Lodging	4,317	4,087	230	742,635	696,926	45,709

1	Results for all AC Hotels by Marriott properties and five Autograph Collection properties are presented in the "Equity in earnings (losses)" caption of our Consolidated Statements of Income.

2	Timeshare unit and room counts are as of June 19, 2015 and June 20, 2014, the end of Marriott Vacation Worldwide's second quarter for 2015 and 2014, respectively.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
Constant $

Comparable Company-Operated International Properties[1]
	Three Months Ended June 30, 2015 and June 30, 2014
	REVPAR		Occupancy			Average Daily Rate
Region	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Caribbean & Latin America	$172.37	6.7%	73.3%	1.7%	pts.	$235.10	4.2%
Europe	$141.67	5.7%	80.0%	2.0%	pts.	$177.18	3.1%
Middle East & Africa	$110.57	0.1%	62.2%	2.3%	pts.	$177.70	-3.6%
Asia Pacific	$113.67	5.3%	74.0%	4.8%	pts.	$153.53	-1.5%
Total International[2]	$130.83	5.1%	74.5%	3.1%	pts.	$175.53	0.8%
Worldwide[3]	$140.02	5.4%	77.4%	1.2%	pts.	$180.90	3.8%

Comparable Systemwide International Properties[1]
	Three Months Ended June 30, 2015 and June 30, 2014
	REVPAR		Occupancy			Average Daily Rate
Region	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Caribbean & Latin America	$147.83	5.0%	72.3%	1.4%	pts.	$204.54	3.0%
Europe	$131.80	4.1%	77.2%	1.4%	pts.	$170.62	2.3%
Middle East & Africa	$110.07	0.8%	62.9%	2.3%	pts.	$175.05	-2.9%
Asia Pacific	$114.52	5.7%	74.5%	4.4%	pts.	$153.74	-0.5%
Total International[2]	$126.35	4.5%	74.0%	2.5%	pts.	$170.68	0.9%
Worldwide[3]	$119.32	5.3%	77.4%	0.6%	pts.	$154.26	4.4%

1	International includes properties located outside the United States and Canada, except for Worldwide which includes the United States and Canada.

2	Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, and Fairfield Inn & Suites properties.

3
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
Constant $

Comparable Company-Operated International Properties[1]
	Six Months Ended June 30, 2015 and June 30, 2014
	REVPAR		Occupancy			Average Daily Rate
Region	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Caribbean & Latin America	$202.30	6.9%	75.3%	1.4%	pts.	$268.52	4.9%
Europe	$126.24	6.9%	73.9%	2.7%	pts.	$170.92	2.9%
Middle East & Africa	$119.42	4.9%	63.6%	4.7%	pts.	$187.88	-2.8%
Asia Pacific	$116.15	5.5%	72.9%	4.4%	pts.	$159.30	-0.9%
Total International[2]	$131.60	6.2%	72.4%	3.5%	pts.	$181.73	1.1%
Worldwide[3]	$135.50	5.9%	74.5%	1.5%	pts.	$181.98	3.7%

Comparable Systemwide International Properties[1]
	Six Months Ended June 30, 2015 and June 30, 2014
	REVPAR		Occupancy			Average Daily Rate
Region	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Caribbean & Latin America	$166.39	5.4%	72.5%	1.0%	pts.	$229.46	4.0%
Europe	$117.61	5.3%	71.2%	2.1%	pts.	$165.23	2.2%
Middle East & Africa	$118.26	5.1%	64.1%	4.4%	pts.	$184.60	-2.0%
Asia Pacific	$116.30	5.9%	73.3%	4.1%	pts.	$158.72	-0.1%
Total International[2]	$125.34	5.5%	71.4%	2.8%	pts.	$175.53	1.3%
Worldwide[3]	$113.49	6.0%	73.8%	1.1%	pts.	$153.78	4.4%

1	International includes properties located outside the United States and Canada, except for Worldwide which includes the United States and Canada.

2	Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, and Fairfield Inn & Suites properties.

3
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
Constant $

Comparable Company-Operated North American Properties
	Three Months Ended June 30, 2015 and June 30, 2014
	REVPAR		Occupancy			Average Daily Rate
Brand	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Marriott Hotels	$160.00	5.1%	79.8%	0.2%	pts.	$200.54	4.7%
Renaissance Hotels	$148.70	6.2%	79.5%	-0.2%	pts.	$187.12	6.5%
The Ritz-Carlton	$267.47	3.2%	74.9%	-0.1%	pts.	$356.95	3.3%
Composite North American Full-Service[1]	$168.07	4.7%	78.9%	0.2%	pts.	$213.08	4.4%
Courtyard	$109.92	7.1%	77.1%	0.3%	pts.	$142.49	6.6%
SpringHill Suites	$104.62	8.9%	80.9%	0.8%	pts.	$129.27	7.8%
Residence Inn	$120.56	8.5%	81.9%	0.6%	pts.	$147.15	7.8%
TownePlace Suites	$83.02	11.4%	80.8%	2.5%	pts.	$102.81	7.9%
Composite North American Limited-Service[2]	$111.21	7.5%	78.7%	0.4%	pts.	$141.28	6.9%
Composite - All[3]	$144.52	5.6%	78.8%	0.3%	pts.	$183.38	5.2%

Comparable Systemwide North American Properties
	Three Months Ended June 30, 2015 and June 30, 2014
	REVPAR		Occupancy			Average Daily Rate
Brand	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Marriott Hotels	$137.65	4.9%	76.7%	0.1%	pts.	$179.38	4.8%
Renaissance Hotels	$130.33	5.4%	78.0%	0.0%	pts.	$167.12	5.4%
Autograph Collection Hotels	$185.73	3.1%	79.4%	0.3%	pts.	$233.79	2.8%
The Ritz-Carlton	$267.47	3.2%	74.9%	-0.1%	pts.	$356.95	3.3%
Composite North American Full-Service[4]	$146.24	4.6%	76.9%	0.1%	pts.	$190.21	4.5%
Courtyard	$108.41	7.0%	77.7%	0.8%	pts.	$139.51	5.9%
Fairfield Inn & Suites	$82.83	4.4%	75.0%	-0.1%	pts.	$110.49	4.5%
SpringHill Suites	$95.51	5.1%	78.7%	-0.2%	pts.	$121.31	5.3%
Residence Inn	$117.56	6.3%	83.0%	0.1%	pts.	$141.63	6.2%
TownePlace Suites	$81.39	5.2%	79.3%	0.4%	pts.	$102.67	4.7%
Composite North American Limited-Service[2]	$102.23	6.1%	78.7%	0.3%	pts.	$129.97	5.7%
Composite - All[5]	$117.89	5.4%	78.0%	0.2%	pts.	$151.10	5.1%

1	Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, and The Ritz-Carlton properties.

2	Includes Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

3	Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

4	Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph Collection Hotels, and The Ritz-Carlton properties.

5
Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph Collection Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
Constant $

Comparable Company-Operated North American Properties
	Six Months Ended June 30, 2015 and June 30, 2014
	REVPAR		Occupancy			Average Daily Rate
Brand	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Marriott Hotels	$150.98	4.8%	76.4%	0.2%	pts.	$197.49	4.5%
Renaissance Hotels	$143.92	7.5%	78.0%	0.9%	pts.	$184.56	6.3%
The Ritz-Carlton	$270.48	2.9%	73.1%	-0.4%	pts.	$370.22	3.5%
Composite North American Full-Service[1]	$161.22	4.7%	76.0%	0.3%	pts.	$212.11	4.3%
Courtyard	$102.13	8.3%	73.0%	1.3%	pts.	$139.95	6.4%
SpringHill Suites	$96.92	7.8%	75.9%	0.6%	pts.	$127.77	7.0%
Residence Inn	$113.32	7.8%	78.5%	0.3%	pts.	$144.29	7.4%
TownePlace Suites	$74.89	10.6%	73.6%	1.1%	pts.	$101.80	8.9%
Composite North American Limited-Service[2]	$103.72	8.2%	74.7%	1.0%	pts.	$138.88	6.7%
Composite - All[3]	$137.41	5.7%	75.5%	0.6%	pts.	$182.10	4.9%

Comparable Systemwide North American Properties
	Six Months Ended June 30, 2015 and June 30, 2014
	REVPAR		Occupancy			Average Daily Rate
Brand	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Marriott Hotels	$131.06	5.3%	73.5%	0.2%	pts.	$178.37	4.9%
Renaissance Hotels	$125.41	6.9%	75.6%	1.0%	pts.	$165.86	5.5%
Autograph Collection Hotels	$180.70	3.9%	77.3%	0.4%	pts.	$233.64	3.3%
The Ritz-Carlton	$270.48	2.9%	73.1%	-0.4%	pts.	$370.22	3.5%
Composite North American Full-Service[4]	$140.59	5.0%	73.9%	0.3%	pts.	$190.19	4.6%
Courtyard	$100.34	8.1%	73.4%	1.6%	pts.	$136.73	5.8%
Fairfield Inn & Suites	$75.46	6.1%	70.3%	1.0%	pts.	$107.40	4.6%
SpringHill Suites	$89.34	6.2%	75.1%	0.6%	pts.	$119.03	5.3%
Residence Inn	$109.67	6.6%	79.3%	0.4%	pts.	$138.32	6.1%
TownePlace Suites	$76.53	6.6%	75.1%	0.8%	pts.	$101.89	5.5%
Composite North American Limited-Service[2]	$94.78	7.1%	74.5%	1.0%	pts.	$127.24	5.6%
Composite - All[5]	$111.08	6.2%	74.3%	0.8%	pts.	$149.53	5.0%

1	Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, and The Ritz-Carlton properties.

2	Includes Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

3	Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

4	Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph Collection Hotels, and The Ritz-Carlton properties.

5
Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph Collection Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
EBITDA AND ADJUSTED EBITDA
($ in millions)

	Fiscal Year 2015
	First Quarter	Second Quarter	Total
Net income	$207	$240	$447
Interest expense	36	42	78
Tax provision	100	115	215
Depreciation and amortization	32	32	64
Depreciation classified in Reimbursed costs	14	14	28
Interest expense from unconsolidated joint ventures	1	—	1
Depreciation and amortization from unconsolidated joint ventures	3	2	5
EBITDA **	393	445	838

EDITION impairment charge	12	—	12
Losses on expected disposition of real estate	—	22	22
Gain on redemption of preferred equity ownership interest	—	(41)	(41)
Share-based compensation (including share-based compensation reimbursed by third-party owners)	24	31	55
Adjusted EBITDA **	$429	$457	$886

Increase over 2014 Quarterly Adjusted EBITDA **	27%	12%	19%

	Fiscal Year 2014
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income	$172	$192	$192	$197	$753
Interest expense	30	30	29	26	115
Tax provision	59	93	98	85	335
Depreciation and amortization	26	32	33	32	123
Depreciation classified in Reimbursed costs	12	13	13	13	51
Interest expense from unconsolidated joint ventures	1	1	—	1	3
Depreciation and amortization from unconsolidated joint ventures	4	3	1	2	10
EBITDA **	304	364	366	356	1,390

EDITION impairment charge	10	15	—	—	25
Share-based compensation (including share-based compensation reimbursed by third-party owners)	25	29	27	28	109
Adjusted EBITDA **	$339	$408	$393	$384	$1,524

**	Denotes non-GAAP financial measures. Please see pages A-13 and A-14 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
FULL YEAR EBITDA AND ADJUSTED EBITDA
FORECASTED 2015
($ in millions)

	Range
	Estimated EBITDA Fiscal Year 2015		As Reported Fiscal Year 2014
Net income	$849	$872	$753
Interest expense	165	165	115
Tax provision	401	413	335
Depreciation and amortization	128	128	123
Depreciation classified in Reimbursed costs	60	60	51
Interest expense from unconsolidated joint ventures	5	5	3
Depreciation and amortization from unconsolidated joint ventures	10	10	10
EBITDA **	1,618	1,653	1,390

EDITION impairment charge	12	12	25
Losses on expected disposition of real estate	22	22	—
Gain on redemption of preferred equity ownership interest	(41)	(41)	—
Share-based compensation (including share-based compensation reimbursed by third-party owners)	110	110	109
Adjusted EBITDA **	$1,721	$1,756	$1,524

Increase over 2014 Adjusted EBITDA**	13%	15%

**	Denotes non-GAAP financial measures. See pages A-13 and A-14 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED OPERATING INCOME MARGIN
SECOND QUARTER 2015 AND 2014
($ in millions)

ADJUSTED OPERATING INCOME MARGIN	Second Quarter 2015	Second Quarter 2014

Total revenues, as reported	$3,689	$3,484
Less: cost reimbursements	(2,953)	(2,763)
Total revenues, as adjusted **	$736	$721

Operating income	$369	$316
Add: EDITION impairment charge	—	15
Add: Venezuela currency loss	—	7
Operating income, as adjusted**	$369	$338

Adjusted operating income margin**	50%	47%

**	Denotes non-GAAP financial measures. See pages A-13 and A-14 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EARNINGS PER SHARE, NET OF TAX
(in millions, except per share amounts)

	Second Quarter 2015	Second Quarter 2014
Net income, as reported	$240	$192
Add: EDITION impairment charge, net of tax	—	9
Add: Venezuela currency loss, net of tax	—	5
Add: Litigation reserve, net of tax	—	7
Add: Losses on expected disposition of real estate, net of tax	13	—
Less: Gain on redemption of preferred equity ownership interest, net of tax	(25)	—
Net income, as adjusted**	$228	$213

Diluted EPS, as reported	$0.87	$0.64
Add: EDITION impairment charge, net of tax	—	0.03
Add: Venezuela currency loss, net of tax	—	0.02
Add: Litigation reserve, net of tax	—	0.02
Add: Losses on expected disposition of real estate, net of tax	0.04	—
Less: Gain on redemption of preferred equity ownership interest, net of tax	(0.09)	—
Diluted EPS, as adjusted**	$0.82	$0.71

Diluted Shares	277.3

Increase over 2014 Diluted EPS	36%

Adjusted increase over 2014 Diluted EPS, as adjusted **	15%

**	Denotes non-GAAP financial measures. See pages A-13 and A-14 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
RETURN ON INVESTED CAPITAL
($ in millions)

The reconciliation of net income to earnings before interest expense and taxes is as follows:
	Twelve Months Ended June 30, 2015
Net income	$836
Interest expense	133
Tax provision	398
Earnings before interest expense and taxes **	$1,367

The reconciliations of assets to invested capital are as follows:
	Twelve Months Ended June 30, 2015	Twelve Months Ended June 30, 2014
Assets	$6,321	$6,830
Less: current liabilities, net of current portion of long-term debt	(2,903)	(2,683)
Less: deferred tax assets, net [1]	(684)	(800)
Invested capital **	$2,734	$3,347

Average invested capital [2] **	$3,041

Return on invested capital **	45%

1
Deducted because the numerator of the calculation is a pre-tax number. At June 30, 2015 and 2014, "Deferred tax assets, net" is also net of "current deferred income tax liabilities" of $22 million and $19 million, respectively.

2	Calculated as "Invested capital" for the current year and prior year, divided by two.

** Denotes non-GAAP financial measures. See pages A-13 and A-14 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Measures that Exclude 2015 and 2014 Second Quarter Gains and Charges. We believe that measures excluding the following 2015 and 2014 second quarter gains and charges are meaningful measures of our performance because they permit period-over-period comparisons of our ongoing core operations before these items and facilitate our comparison of results before these items with results from other lodging companies.

We recorded a net gain of $19 million pre-tax ($12 million after-tax) in the 2015 second quarter, consisting of: (1) a $41 million pre-tax ($25 million after-tax) gain triggered by a mandatory redemption feature of a preferred equity security; and (2) a $22 million pre-tax ($13 million after-tax) loss on expected dispositions of real estate, which we recorded in the "Gains and other income, net” caption of our Condensed Consolidated Statements of Income (our “Income Statements”).

We recorded charges of $33 million pre-tax ($21 million after-tax) in the 2014 second quarter, consisting of: (1) a $15 million pre-tax ($9 million after-tax) impairment charge recorded in the "Depreciation, amortization, and other" caption of our Income Statements following an evaluation of our EDITION hotels for recovery and determination that our cost estimates exceeded our total fixed sales price; (2) an $11 million pre-tax ($7 million after-tax) charge recorded in the “Equity in earnings (losses)” caption of our Income Statements for a litigation reserve; and (3) a $7 million pre-tax ($5 million after-tax) charge recorded in the “General, administrative, and other” caption of our Income Statements for foreign currency exchange losses from the devaluation of assets denominated in Venezuelan Bolivars.

Earnings Before Interest Expense and Taxes (“EBIT”), and Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). EBIT and Earnings Before Interest Expense, Taxes, Depreciation and Amortization ("EBITDA") are financial measures not required by, or presented in accordance with GAAP. EBIT, which we use as part of our return on invested capital calculation, reflects net income excluding the impact of interest expense and provision for income taxes, and EBITDA reflects EBIT excluding the impact of depreciation and amortization. Our non-GAAP measure of Adjusted EBITDA further adjusts EBITDA to exclude (1) the $41 million pre-tax preferred equity investment gain and the $22 million pre-tax expected loss on dispositions of real estate that we describe in more detail above; (2) the pre-tax EDITION impairment charges of $12 million in the 2015 first quarter, $10 million in the 2014 first quarter, and $15 million in the 2014 second quarter; and (3) share-based compensation expense for all periods presented.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing core operations before these items and facilitates our comparison of results before these items with results from other lodging companies. We use Adjusted EBITDA to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry, and analysts, lenders, investors, and others use EBITDA or Adjusted EBITDA for similar purposes. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense which we report under "Depreciation, amortization, and other" as well as depreciation included under "Reimbursed costs" in our Income Statements, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We also excluded share-based compensation expense in all periods presented in order to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted.

Adjusted EBITDA and EBIT have limitations and should not be considered in isolation or as substitutes for performance measures calculated under GAAP. These non-GAAP measures exclude certain cash expenses that we are obligated to make. In addition, other companies in our industry may calculate Adjusted EBITDA differently than we do or may not calculate it at all, limiting the usefulness of Adjusted EBITDA as a comparative measure.

Adjusted Operating Income Margin. We consider operating income, as adjusted and therefore, operating income margin, as adjusted for the 2014 second quarter pre-tax EDITION impairment charges of $15 million and the $7 million pre-tax foreign currency exchange losses from the devaluation of assets denominated in Venezuelan Bolivars, meaningful for the reasons noted above. Cost reimbursements revenue represents reimbursements we receive for costs we incur on behalf of managed and franchised properties and relates, predominantly, to payroll costs at managed properties where we are the employer, but also includes reimbursements for other costs, such as those associated with our rewards programs. As we record cost reimbursements based on the costs we incur with no added markup, this revenue and related expense has no impact on either our operating income or net income because cost reimbursements revenue net of reimbursed costs expense is zero. In calculating adjusted operating income margin we consider total revenues, as adjusted and operating income, as adjusted, to be meaningful metrics as they represent that portion of revenue and that portion of operating income that allows for period-over-period operating margin comparisons.

Adjusted Earnings per Share (“Adjusted EPS”). Our Adjusted EPS excludes a net gain of $19 million pre-tax ($12 after-tax) that we recorded in the 2015 second quarter and charges of $33 million pre-tax ($21 million after-tax) that we recorded in the 2014 second quarter, described in more detail above. We believe that Adjusted EPS that excludes these items is a meaningful measure of our performance because it permits period-over-period comparisons of our ongoing core operations before these items and facilitates our comparison of results before these items with results from other lodging companies.

Return on Invested Capital (“ROIC”). We calculate ROIC as EBIT divided by average invested capital. We consider ROIC to be a meaningful indicator of our operating performance, and we evaluate ROIC because it measures how effectively we use the money we invest in our operations. We calculate invested capital by deducting from total assets: (1) current liabilities, as we intend to satisfy them in the short term, net of current portion of long-term debt, as the numerator of the calculation excludes interest expense; and (2) deferred tax assets net of deferred tax liabilities, because the numerator of the calculation is a pre-tax amount.